UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 27, 2010
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

BB&T Corporation (the “Corporation” or “BB&T”) held its Annual Meeting of Shareholders on April 27, 2010, to consider and vote on the matters listed below. A total of 566,381,693 of the Corporation’s shares of common stock were present or represented by proxy at the meeting. This represented approximately 82% of the Corporation’s 691,504,957 shares of common stock that were outstanding and entitled to vote at the meeting.

Proposal 1: Election of Directors

The individuals named below were elected to serve as directors of the Corporation for a one-year term expiring in 2011:

Name	Votes FOR	Votes WITHHELD
John A. Allison IV	451,642,368	9,106,253
Jennifer S. Banner	453,333,175	7,415,446
K. David Boyer, Jr.	453,588,314	7,160,307
Anna R. Cablik	424,373,492	36,375,129
Ronald E. Deal	405,108,669	55,639,952
Barry J. Fitzpatrick	451,584,819	9,163,802
J. Littleton Glover, Jr.	338,076,618	122,672,003
L. Vincent Hackley, PhD	449,321,196	11,427,425
Jane P. Helm	451,752,929	8,995,692
John P. Howe III, M.D.	453,272,589	7,476,032
Kelly S. King	443,814,662	16,933,959
James H. Maynard	448,850,070	11,898,551
Albert O. McCauley	452,422,861	8,325,760
J. Holmes Morrison	453,875,645	6,872,976
Nido R. Qubein	430,410,515	30,338,106
Thomas E. Skains	453,791,080	6,957,541
Thomas N. Thompson	454,225,442	6,523,179
Stephen T. Williams	454,309,525	6,439,096

There were 105,633,072 broker non-votes for each director on this proposal.

Proposal 2: Increase in the Number of Shares of Authorized Common Stock

Shareholders approved an amendment to the Corporation’s articles of incorporation to increase the authorized number of shares of the Corporation’s common stock, par value $5.00 per share, from 1 billion shares of common stock to 2 billion shares of common stock as described in the Corporation’s proxy statement.

Votes FOR	Votes AGAINST	Abstentions

499,976,695	62,586,197	3,818,801

Proposal 3: Ratification of Auditors

Shareholders ratified the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2010.

Votes FOR	Votes AGAINST	Abstentions

558,062,854	5,975,253	2,343,586

Proposal 4: Shareholder Proposal regarding BB&T’s political contributions and related policies and procedures

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.

Votes FOR	Votes AGAINST	Abstentions

119,704,761	270,089,440	70,954,420

There were 105,633,072 broker non-votes for this proposal.

Proposal 5: Shareholder Proposal regarding an independent Board chair

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal regarding an amendment to the Corporation’s bylaws to require an independent chair of the Board.

Votes FOR	Votes AGAINST	Abstentions

84,959,606	365,693,398	10,095,617

There were 105,633,072 broker non-votes for this proposal.

Proposal 6: Shareholder Proposal regarding BB&T’s overdraft policies and procedures

Shareholders supported the Board of Directors’ recommendation, rejecting a shareholder proposal requesting a report on BB&T’s overdraft policies and practices.

Votes FOR	Votes AGAINST	Abstentions

100,921,170	326,635,938	33,191,513

There were 105,633,072 broker non-votes for this proposal.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: April 30, 2010